                                                                    EXHIBIT 25.1

               Securities Act of 1933 File No.___________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
               __________________________________________________

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      PURSUANT TO SECTION 305(b)(2)  / X /
               __________________________________________________

                         STAR BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)
            A National Banking Association                 31-0841368
                                               (IRS Employer Identification No.)
            425 Walnut Street
            Cincinnati, Ohio                                  45202
            (Address of Principal Executive Offices)        (Zip Code)

               __________________________________________________

                                 Robert T. Jones
                              Senior Trust Officer
                         Star Bank, National Association
                                425 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 632-4427
           (Name, address, and telephone number of agent for services)

                            AAG HOLDING COMPANY, INC.
               (Exact name of obligor as specified in its charter)

               Ohio                                   31-1475936
       (State of Incorporation)            (IRS Employer Identification No.)

      One East Fourth Street, Cincinnati, OH                  45202
     (Address of principal executive offices)               (Zip Code)

                             Senior Debt Securities

                       (Title of the Indenture securities)

1.    General Information.       Furnish the following information as Trustee --
      (a) Name and address of each examining or supervising authority to which it is subject.
                  COMPTROLLER OF THE CURRENCY, WASHINGTON, D.C.
                  FEDERAL RESERVE BANK OF CLEVELAND, OHIO
                  FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

                  THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

2.    Affiliations with obligor.    If  the obligor is an affiliate of the
                                    trustee, describe each such affiliation.
                  THE OBLIGOR IS NOT AN AFFILIATE OF THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES).

3.    Voting Securities of the trustee.   Furnish the following information
                  as to each class of voting securities of the trustee (and its parent). As of _____________ (insert date within 31 days)

            Col A.                                            Col B
      (Title of Class)                                (Amount Outstanding)


4.    Trusteeships under other Indentures.      If the trustee is a trustee
            under another Indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

            (a) Title of the securities outstanding under each such other indenture.

            (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

5.    Interlocking directorates and similar relationships  with the obligor or underwriters. If the trustee (including its parent and any other affiliates) or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

6. Voting securities of the trustee (including its parent and any affiliate) owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by the obligor and each director, partner and executive officer of the obligor:
            As of _______________________ (insert date within 31 days)

      Col. A.           Col. B.                 Col. C                   Col. D
                                                                         Percentage of
                                                                         Voting Securities
                                                                         Represented by
                                                Amount Owned             Amount Given
      Name of Owner     Title of Class          Beneficially             in Col. C


7. Voting securities of the trustee (including its parent and any affiliates) owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
            As of ___________________(insert date within 31 days)


      Col. A.           Col B.                  Col. C             Col. D
                                                                   Percentage of
                                                                   Voting Securities
                                                                   Represented by
                                                Amount Owned       Amount Given
      Name of Owner     Title of Class          Beneficially       in Col. C


8. Securities of the obligor owned or held by the trustee (including its parent and any affiliates). Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations default by the trustee (including its parent and any affiliates):
            As of ___________________(insert date within 31 days)

      Col. A.           Col B.                  Col. C                 Col. D

                                                Amount Owned
                        Whether the             Beneficially or
                        Securities Are          Held as Collateral      Percent of
                        Voting or               Security for            Class Represented
                        Nonvoting               obligations in          by Amount Given
      Title of Class    Securities              Default                 in Col. C

9. Securities of underwriters owned or held by the trustee (including its parent and any affiliates). If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

      Col. A                 Col. B             Col. C                  Col. D
                                                Amount Owned
                                                Beneficially or
                                                Held as Collateral      Percent of
                                                Security for            Class Represented
      Title of Issuer                           Obligations in          by Amount
      and Title of           Amount             Default by              Given in
      Class                  Outstanding        Trustee                 Col. C


10. Ownership or holdings by the trustee (including its parent and any affiliates) of voting securities of certain affiliates or security holders of the obligor. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
      (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

            As of _______________________(insert date within 31 days)

      Col. A                 Col. B             Col. C                  Col. D

                                                Amount Owned
                                                Beneficially or
                                                Held as Collateral      Percent of
                                                Security for            Class Represented
      Title of Issuer                           Obligations in          by Amount
      and Title of           Amount             Default by              Given in
      Class                  Outstanding        Trustee                 Col. C


11. Ownership or holdings by the trustee (including its parent and any affiliates) of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee (including its parent and affiliates):

            As of ______________________(insert date within 31 days)

      Col. A                 Col. B             Col. C                  Col. D
                                                Amount Owned
                                                Beneficially or
                                                Held as Collateral      Percent of
                                                Security for            Class Represented
      Title of Issuer                           Obligations in          by Amount
      and Title of            Amount            Default by              Given in
      Class                   Outstanding       Trustee                 Col. C


12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

            As of ____________________(insert date with 31 days)

      Col. A                        Col. B                  Col. C
                                    Amount
      Nature of Indebtedness        Outstanding             Due Date

13.   Defaults by the Obligor.
            a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

            b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

            As of ____________ (insert date within 31 days)


      Col. A                  Col. B                  Col. C                  Col. D
                                                      Amount Owned
                                                      Beneficially or
                                                      Held as Collateral      Percent of
                                                      Security for            Class Represented
      Title of Issuer                                 Obligations in          by Amount
      and Title of            Amount                  Default by              Given in
      Class                   Outstanding             Trustee                 Col. C


14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee (including its parent and any affiliates), described each such affiliation.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.

      1. A copy of the Articles of Association of Star Bank, National Association, as now in effect.

      2. A copy of the certificate of authority of The First National Bank of Cincinnati (now Star Bank, National Association) to commence business dated September 1, 1922.

      3. A copy of the authorization of The First National Bank of Cincinnati (now Star Bank, National Association) to exercise corporate trust powers.

      4. A copy of existing By-Laws to Star Bank, National Association, Cincinnati (now Star Bank, National Association)

      5. The consent of the Trustee required by section 321(b) of the Trust Indenture Act of 1939.

      6. A copy of the latest report of condition of Star Bank, National Association, published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Star Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and State of Ohio on the 20th day of November, 1997.


                    STAR BANK, NATIONAL ASSOCIATION




                     By:      /S/ Robert T. Jones
                         ___________________________________
                              Robert T. Jones
                              Senior Trust Officer

                                                                       EXHIBIT 1


Comptroller of the Currency
Administrator of National Banks

Washington, D.C.  20219


                                   CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et. seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "Star Bank, National Association", Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.


                             IN TESTIMONY WHEREOF, I have hereunto

                             subscribed my name and caused my name and

                             caused my seal of office to be affixed to these

           (SEAL)            presents at the Treasury Department, in the City of

                             Washington and District of Columbia, this 18th day

                             of December, 1996.


                             (Signed)Eugene A. Ludwig
                             Comptroller of the Currency

Comptroller of the Currency
Administrator of National Banks

Washington, D.C.  20219


                                   CERTIFICATE


I, Eugene A. Ludwig, Comptroller of the Currency hereby certify that the document hereto attached is a true and complete copy, as recorded in this Office of the currently effective Articles of Association for "Star Bank, National Association", Cincinnati, Ohio, (Charter No. 24).


                              IN TESTIMONY WHEREOF, I have hereunto

                              subscribed my name and caused my seal of office to

                              be affixed to these presents at the Treasury

                              Department, in the City of Washington and District
          (SEAL)
                              of Columbia, this 18th day of December, 1996.



                              (Signed)Eugene A. Ludwig
                              Comptroller of the Currency

                         STAR BANK, NATIONAL ASSOCIATION


                                 CHARTER NO. 24

                             ARTICLES OF ASSOCIATION

FIRST: The title of this Association shall be "Star Bank, National Association".

SECOND: The main office of the Association shall be in the city of Cincinnati, County of Hamilton, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

THIRD: The Board of Directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified thereof by the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

FIFTH: The authorized amount of capital stock of this Association shall be 3,640,000 shares of common stock of the par value of five dollars ($5.00) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH: The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the

Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association. The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all bylaws that it may be lawful for them to make and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

SEVENTH: The Board of Directors, without need for approval of shareholders, shall have the power to change the location of the main office of this Association to any other place within the limits of Cincinnati, Ohio, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

EIGHTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH: The Board of Directors of this Association, the Chairman of the Board, the President, or any three of more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors. And, provided further, that no director, officer or employee shall be so indemnified or reimbursed for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency where said proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association. The foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount.

                                                                       EXHIBIT 2

COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS:

                                     NO. 24

E Pluribus Unum
                             TREASURY DEPARTMENT

                      Office of Comptroller of the Currency

                                          Washington, D.C., September 1, 1992

      WHEREAS, the Act of Congress of the United States, entitled, "An Act to amend section 5136, Revised Statutes of the United States, relating to corporate powers of associations, so as to provide succession thereof for a period of ninety-nine years or until dissolved, and to apply said section as so amended to all national banking association", approved by the President on July 1, 1922, provided that all national banking associations organized and operating under any law of the United States on July 1, 1992 should have succession until ninety-nine years from that date, unless such association should be sooner dissolved by the act of its shareholders owning two-thirds of its stock, or unless its franchise should become forfeited by reason of violation of law, or unless it should be terminated by an Act of Congress hereinafter enacted;

NOW THEREFORE, I, D. R. Crissinger Comptroller of the Currency, do hereby certify that The First National Bank of Cincinnati and State of Ohio, was organized and operating under the laws of the United States on July 1, 1922, and that its corporate existence was extended for the period of ninety-nine years from that date in accordance with and subject to the condition in the Act of Congress hereinbefore recited.

(SEAL)                      IN TESTIMONY WHEREOF, witness my hand
                            and seal of office this first day of September,
                            1922

                            (Signed)         D. R. Crissinger
                                     ___________________________________
                                     Comptroller of the Currency

                                                                       EXHIBIT 3

      THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS:

                              FEDERAL RESERVE BOARD
                                Washington, D.C.
                                                  October 9, 1919

      Pursuant to authority vested in the Federal Reserve Board by the Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended by the Act of September 26, 1918, the

                        FIRST NATIONAL BANK OF CINCINNATI

has been granted the right to act, when not in contravention of State or local law, as TRUSTEE, EXECUTOR, ADMINISTRATOR, REGISTRAR OF STOCKS AND BONDS, GUARDIAN OF ESTATES, ASSIGNEE, RECEIVER OR IN ANY OTHER FIDUCIARY CAPACITY IN WHICH STATE BANKS, TRUST COMPANIES OR OTHER CORPORATIONS WHICH COME INTO COMPETITION WITH NATIONAL BANKS ARE PERMITTED TO ACT UNDER THE LAWS OF THE STATE OF OHIO. The exercise of such rights shall be subject to regulations prescribed by the Federal Reserve Board.

                             Federal Reserve Board,

                                        By W. P. G. Harding
                                               Governor.
ATTEST:
W. T. Chapman
Secretary.

                                  STATE OF OHIO
                         DEPARTMENT OF BANKS AND BANKING
                         Certificate of Authority No. 17
                                 NATIONAL BANKS

      I, Philip C. Berg, Superintendent of Banks, do hereby certify that the First National Bank of Cincinnati, Hamilton County, Ohio has complied with all the requirements provided by law and is authorized to transact the business of a trust company and to perform all the functions granted to such companies by the laws of this state.

               Given under my hand and official Seal at Columbus, Ohio, this twenty-fifth day of November, A.D. 1919

                                 Philip C. Berg,
                                 Superintendent of Banks.
(SEAL)

                                                                       EXHIBIT 4

                                     BY-LAWS

                           STAR BANK, N.A., CINCINNATI

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

SECTION 1.        ANNUAL MEETING

The annual meeting of shareholders shall be held in the main banking house of the Association at 11:00 a.m. on the second Tuesday in February of each year. Notice of such meeting shall be mailed to shareholders not less than ten (10) nor more than sixty (60) days prior to the meeting date.

SECTION 2.        SPECIAL MEETINGS

Special meetings of shareholders may be called and held at such times and upon such notice as is specified in the Articles of Association.

SECTION 3.        QUORUM

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum of any meeting of the shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting amy be held as adjourned without further notice.

SECTION 4.        INSPECTORS

The Board of Directors may, and in the event of its failure so to do, the Chairman of the Board shall appoint Inspectors of Election who shall determine the presence of a quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

SECTION 5.        VOTING

In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders, except where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall think fit.

                                   ARTICLE II

SECTION 1.        TERM OF OFFICE

The directors of this Association shall hold office for one year and until their successors are duly elected and qualified.

SECTION 2.        REGULAR MEETINGS

The organization meeting of the Board of Directors shall be held as soon as practical following the annual meeting of shareholders at the main banking house. Other regular meetings of the Board of Directors shall be held without notice at 11:00 a.m. on the second Tuesday of each month except February, at the main banking house, or, provided notice is given by telegram, letter, telephone or in person to every Director, at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

SECTION 3.        SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board of the Association, or at the request of three or more Directors. Notice of the time, place and purposes of such meetings shall be given by telegram, letter, telephone or in person to every Director.

SECTION 4.        QUORUM

A majority of the entire membership of the Board shall constitute a quorum at any meeting of the Board.

SECTION 5.        NECESSARY VOTE

A majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered, except where otherwise required by law or the Articles or By-Laws of this Association.

SECTION 6.        COMPENSATION

Directors, excluding full-time employees of the Bank, shall receive such reasonable compensation as may be fixed from time to time by the Board of Directors.

SECTION 7.        ELECTION-AGE LIMITATION
No person shall be elected or reelected a Director after reaching his seventieth
(70th) birthday, provided that any person who is a Director on December 10, 1985, may continue to be reelected a Director until he reaches his seventy-fifth
(75th) birthday.

SECTION 8         RETIREMENT-AGE LIMITATION

Every Director of the Bank shall retire no later than the first month next following his seventieth (70th) birthday, except for any person who was a Director on December 10, 1985, who shall retire not later that the first of the next month following his seventy-fifth (75th) birthday.

SECTION 9         DIRECTORS EMERITUS

The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

SECTION 1         WHO SHALL CONSTITUTE

The Officers of the Association shall be a Chairman of the Board, a President, a Secretary, and other officers such as Chairman of the Executive Committee, Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Trust Officers, Trust Investment Officers, Trust Real Estate Officers, Assistant Trust Officers, a Controller, Assistant Controller, an Auditor and Assistant Auditors, as the Board may appoint from time to time. Any person may hold two offices. The Chairman of the Board, all Vice Chairmen of the Board and the President shall at all times be members of the Board of Directors.

SECTION 2         TERM OF OFFICE

All officers shall be elected for and shall hold office for one year and until their successors are elected and qualified, subject to the right in the Board of Directors by a majority vote of the entire membership to discharge any officer at any time.

SECTION 3         CHAIRMAN OF THE BOARD  (Amended 12/13/88-see attachment)

The Chairman of the Board shall be the Chief Executive Officer of the Association and shall have all duties, responsibilities and powers of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

In the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate any Vice Chairman of the

Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 4         PRESIDENT  (amended 12/13/88-see attachment)

The President shall participate in the formation and supervision of the policies and operations of the Association and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman of the Board. In the event that there is a vacancy in the position of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

SECTION 5         CHAIRMAN OF THE EXECUTIVE COMMITTEE

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 6         VICE CHAIRMEN OF THE BOARD

The Board of Directors shall have the power to elect one or more Vice Chairmen of the Board of Directors. Any such Vice Chairmen of the Board shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 7         OTHER OFFICERS

The Secretary and all other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 8         RETIREMENT

Every officer of the Association shall retire not later than the first of the month next following his sixty-fifth (65th) birthday. The Board of Directors may, in its discretion, set the retirement date and terms of retirement of an officer at a date later than provided above.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 1         EXECUTIVE COMMITTEE

There shall be a standing committee of Directors in this Association to be known as the Executive Committee. This Committee shall meet at 11:00 a.m. on the first and fourth Tuesday of each month. It shall have all of the powers of the Board of Directors between meetings of the Board, except as the Board only by law is authorized to perform or exercise. All actions of the Executive Committee shall be reported to the Board of Directors. In the event that any member of the Executive Committee is unable to attend a meeting of that committee, the Chairman of the Board or the President may, at his discretion, appoint another Director to attend said meeting of the Executive Committee and for that meeting to serve as a member of the Executive Committee with full power to act in place of the absent regular member of the committee.

SECTION 2         COMPENSATION COMMITTEE

There shall be a standing committee of directors of this Association to be known as the Compensation Committee who shall review the compensation of all Executive Officers and those officers who participate in the Profit Sharing Pool as well as fees for directors of the Association. They will recommend specific compensation arrangements to the Board of Directors for their confirmation.

SECTION 3         COMMITTEE ON AUDIT

There shall be a standing committee of Directors of this Association to be known as the Committee on Audit, none of whose members shall be active officers of the Association. This Committee shall make or cause to be made a suitable examination of the affairs of the Association and the Trust Department at least once during each period of twelve months. The results of such examination shall be reported in writing to the Board at the next regular meeting thereafter stating whether the Association and/or Trust Department is in a sound solvent condition, whether adequate internal audit controls and procedures are being maintained and make such recommendations as it deems advisable.

SECTION 4         TRUST COMMITTEE

There shall be a standing committee of Directors of this Association to be known as the Trust Committee. The Trust Committee shall determine policies of the Department and review actions of the Trust Investment Committee. All actions of the Trust Committee shall be reported to the Board of Directors.

SECTION 5         TRUST INVESTMENT COMMITTEE
There shall be a standing committee of this Association to be known as the Trust Investment Committee composed of officers of the Association. The Trust Investment Committee or such officers as may be duly designated by the Trust Investment Committee, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Actions of the Trust Investment Committee shall be reported to the Trust Committee.

SECTION 6         PENSION COMMITTEE

There shall be a standing committee of directors or officers of this Association to be known as the Pension Committee, who shall have the powers and duties as set forth in the Association's Employees' Pension Plan. A report of the condition of the pension fund shall be submitted annually to the Board of Directors.

SECTION 7         OTHER COMMITTEES

The Chairman may appoint, from time to time, other committees for such purposes and with such powers as he or the Board may direct.

                                    ARTICLE V

                                      SEAL

SECTION 1         IMPRESSION

The following is an impression of the seal of this Association.


















August 25, 1988

RESOLVED, That Section 3 of Article III of the By-Laws of the Bank shall be amended to read:

SECTION 3         CHAIRMAN OF THE BOARD

The Chairman of the Board shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, unless the Board of Directors shall have designated the President to be the Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

If he is Chief Executive Officer, in the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

If the President has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the President or in the event of the absence or incapacity of the President, the Chairman shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the President, including the powers to name temporarily a Chief Executive Officer to serve in the absence of the Chairman.

FURTHER RESOLVED, That Section 4 of Article III of the By-Laws of the bank shall be amended to read:

SECTION 4         PRESIDENT

The President shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, if designated by the Board of Directors, the President shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President if there is a vacancy in the position of the Chairman or in the event of the absence or incapacity of the Chairman.

If the Chairman has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the Chairman of the Board or in the event of the absence or incapacity of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

                                                                       EXHIBIT 5





                           THE CONSENT OF THE TRUSTEE
                         REQUIRED BY 321 (b) OF THE ACT


      Star Bank, National Association, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor in accordance with the provisions of 321 (b) of the Trust Indenture Act of 1939.


                                    STAR BANK, NATIONAL ASSOCIATION



      November 26, 1997
      _________________             BY:       /s/ Robert T. Jones
                                        ______________________________________
          Date                                Robert T. Jones
                                              Senior Trust Officer

                                                                       EXHIBIT 6


                        CONSOLIDATED REPORT OF CONDITION
                         STAR BANK, NATIONAL ASSOCIATION
                             FOR SEPTEMBER 30, 1997

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                  BALANCE SHEET

                                                                            Dollar Amounts in
                                                                            Thousands
ASSETS
1. Cash and balances due from depository institutions
   a.  Noninterest-bearing balances and currency and coin                     $   526,425
   b.  Interest-bearing balances                                                   12,597
2. Securities:
   a. Held-to-maturity securities                                                 159,355
   b. Available-for-sale securities                                             1,064,700
3. Federal funds sold and securities purchased under                              125,250
    agreements to resell in domestic offices
    of the bank and of its Edge and Agreements
    subsidiaries, and in YBFs

   a. Federal funds sold                                                                0
   b. Securities purchased under agreements to resell                                   0
4. Loans and lease financing receivables:                                       8,118,844
    a. Loans and leases, net of unearned income                                   125,742
    b. LESS: Allowance for loan and lease losses
    c. LESS: Allocated transfer risk reserve
    d. Loans and leases, net of unearned income,allowance, and reserve          7,993,102
5.  Trading assets                                                                  2,949
6.  Premises and fixed assets (including capitalized leases)                      139,608
7.  Other real estate owned                                                         1,926
8.  Investments in unconsolidated subsidiaries and                                      0
    associated companies
9.  Customers' liability to this bank on acceptances outstanding                   19,149
10.  Intangible assets                                                            205,769
11.  Other assets                                                                 271,621
12.  Total assets                                                             $10,522,451

        CONSOLIDATED REPORT OF CONDITION STAR BANK, NATIONAL ASSOCIATION
                        FOR SEPTEMBER 30, 1996 CONTINUED


                                                                            Dollar Amounts in
                                                                                Thousands

LIABILITIES
13. Deposits:
   a.  In domestic offices                                                              $ 7,851,398
      (1) Noninterest-bearing                                            $ 1,523,908
      (2) Interest-bearing                                                 6,327,490
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                         136,440
      (1) Noninterest-bearing                                                      0
      (2) Interest-bearing                                                   136,440
14. Federal funds purchased and securities                                                1,196,962
sold under agreements to repurchase in
domestic offices of the bank and of its Edge
and Agreement subsidiaries, and in IBFs:
    a.  Federal funds purchased
    b   Securities sold under agreements to repurchase
15. a.  Demand notes issued to the U.S. Treasury                                                990
    b.  Trading liabilities                                                                       0
16.  Other borrowed money:
    a.  With original maturity of one year or less                                              162
    b.  With original maturity of more than one year                                            164
17. Mortgage indebtedness and obligations under capitalizated leases
18. Bank's liability on acceptances executed and outstanding                                 19,149
19. Subordinated notes and debentures                                                       247,597
20. Other liabilities                                                                       190,555
21. Total liabilities                                                                     9,643,417
22. Limited-life preferred stock and related surplus                                              0
23. Perpetual preferred stock and related surplus                                                 0
24. Common Stock                                                                             18,200
25. Surplus [exclude all surplus related to preferred stock]                                266,382
26. a. Undivided profits and capital reserves                                               582,869
    b.  Net unrealized holding gains (losses) on                                             11,583
        available-for-sale securities
27. Cumulative foreign currency translation adjustments                                           0
28. Total equity capital                                                                    879,034
29. Total liabilities, limited-life preferred stock, and equity capital                 $10,522,451